UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2015

NuZee, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-176684	38-3849791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2865 Scott Street

Suite 101

Vista, CA 92081

(Address of principal executive offices, including zip code)

(858) 385-9090

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On February 6, 2015, the Company’s Board of Directors approved to borrow the sum of Six Hundred Thousand Dollars ($600,000) (the “Loan”) from our Sole Officer and Director and principal shareholder, Masa Higashida.  The Loan is to be repaid, together with interest calculated at the rate of zero percent (0%) per year, within one year from the date the Company received the funds.  If the Company fails to repay the Loan by the due-date, all or any portion of the loan may, at the election of the Lender, be converted to shares of the Company’s common stock at the rate of $.51 per share.  A true and correct copy of the Convertible Promissory Note between the Company and Mr. Higashida is attached hereto as Exhibit

The Company received the funds on February 17, 2015.

Item 9.01        Financial Statements and Exhibits.

EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1	Convertible Promissory Note between Nuzee, Inc. and Masa Higashida dated May 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUZEE, INC.

Date:       05/06/15

By:	/s/ Masa Higashida
Masa Higashida, President